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                                                                   EXHIBIT 5.1


                            LEONARD STREET & DEINARD

                            PROFESSIONAL ASSOCIATION

                                     [LOGO]

                                  May 25, 2000


Zamba Corporation
7301 Ohms Lane
Suite 200
Minneapolis, MN 55439

         Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 320,001 of Common Stock, $.01 par value per share (the "Shares"), of Zamba Corporation, a Delaware corporation (the "Company"). All of the Shares are being registered on behalf of certain stockholders of the Company (the "Selling Stockholders").

         We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company or its transfer agent, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Minnesota, the Delaware General Corporation Law and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.


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         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

         Very truly yours,

         /s/ LEONARD STREET AND DEINARD PROFESSIONAL ASSOCIATION

         LEONARD STREET AND DEINARD PROFESSIONAL ASSOCIATION